Exhibit 99.1

INTER-OFFICE MEMO

To:	All Team Members

From:	Mary Winston, EVP – Chief Financial Officer

Bryan Venberg, SVP – Human Resources & Loss Prevention

Date:	September 30, 2014

Re:	Merger Integration Planning – Team Member FAQs

After the announcement of the merger between Dollar Tree and Family Dollar on July 28, we began discussions with the Dollar Tree management team to begin planning the integration of our two companies. We are pleased to be representing Family Dollar as Executive Sponsors of the Integration Planning team.

The immediate focus of our work is to prepare for ‘Day 1,’ (the first day after closing), while simultaneously beginning to build a more detailed plan for the integration. Closing, like when you close on a house, is simply the day the transaction is consummated as a legal matter. Of course, closing will only occur if certain conditions are satisfied, including antitrust clearance and the approval of Family Dollar stockholders.

Every merger involves distinct phases of activity. To date, we’ve completed the first phase, which is the “due diligence phase”, as well as the second phase, “establishing our integration framework,” which simply means we’ve gotten ourselves organized. We’re now in the “integration planning phase”, which involves planning for the complex blending of our two organizations.

The integration of two large organizations requires the expertise, knowledge and capabilities of Team Members from every line of business to ensure we successfully bring the two organizations together after closing. As shown in the graphic above, we expect that each organization will remain relatively unchanged for some period following closing as we implement the integration processes. To put this in perspective, the Oracle upgrade – Project Genesis – required more than a year to plan and execute!

The Integration Planning teams are currently working through a thorough process and making recommendations on all important Team Member programs and practices. It will take time to fully compare, contrast and make decisions on any changes we would make after closing. At this point in time, we can share the following:

Health and Welfare Benefits

•	Family Dollar will continue to offer its respective benefit plans for annual enrollments this fall.

•	Open Enrollment for 2015 health and welfare benefits is November 17-December 2, 2014. Important enrollment information will be mailed to Team Members’ homes in early November. Please make sure your address is up to date.

•	Benefit plan design for 2015 is not changing. Team Members will have the option to choose a plan with a co-pay and HRA, or a high deductible plan with HSA.

•	Remember to complete your Biometric Screening and online Well-Being Assessment by October 24, 2014 to receive your wellness incentives.

Compensation

•	We will continue to follow the normal process for annual performance reviews and merit increases. For Store Team Members, this means that annual reviews on performance and pay will continue to follow the assigned inventory schedule. For Store Support Center and Distribution Center Team Members, the annual review process – including performance reviews, objective setting, and merit increases – is currently underway and the effective date for merit increases is October 26, 2014, with new pay rates reflected in November 7 paychecks.

401(k)

•	The 401(k) match increase was effective on July 1, 2014. Team Members enrolled in the 401(k) plan are immediately vested in the Company’s matching contribution. You do not need to wait for open enrollment to take advantage of this retirement savings opportunity. 401(k) balances are portable; they may be rolled into a new company’s plan or an IRA, or cashed out. (Please keep in mind that there are typically tax implications if a 401(k) plan is cashed out before retirement or under other eligible circumstances. For full details about the Family Dollar 401(k) plan and rollovers, consult the SUMMARY PLAN DESCRIPTION FOR THE FAMILY DOLLAR EMPLOYEE SAVINGS AND RETIREMENT PLAN AND TRUST, which can be found by accessing myfamilydollarlife.)

Family Dollar Stock Ownership

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Shares of Family Dollar stock owned by Team Members (whether acquired through the ESPP or an equity plan or otherwise) will, if and when closing occurs, be converted into the same combination of cash and Dollar Tree stock that holders of other shares of Family Dollar stock will receive at the time of closing. Outstanding Family Dollar option awards will be converted into Dollar Tree option awards at the time of closing, with the exercise price and number of shares subject to the awards adjusted in a manner designed to preserve the economic value of the awards. Outstanding Family Dollar PSR awards will be converted into the right to receive the merger consideration payable to stockholders with respect to each share subject to the awards, which will be determined based on the greater of target and actual performance and prorated based on the number of days elapsed in the applicable three-year performance period. More details concerning this process will be provided as the closing date approaches.

•	Team Members who own Family Dollar stock may have recently received certain documents relating to Dollar General’s tender offer in the mail. These documents include an Offer to Purchase (which is the official legal document from Dollar General that describes its tender offer) and a Schedule 14D-9 (which sets forth our Board of Directors’ recommendation to Family Dollar stockholders concerning Dollar General’s tender offer). Our Board of Directors recommends that Family Dollar stockholders reject the tender offer and not tender their shares to Dollar General.

While integration planning continues, your immediate manager is a key resource for you, and we will also continue to provide updates as often as practicable.

Thank you for your patience, partnership and ongoing commitment to Family Dollar.

Remember – while we are excited about the combination of these two great companies – until the transaction is complete, Dollar Tree and Family Dollar from a legal and regulatory standpoint will continue to operate as two independent companies just as they did prior to the transaction’s announcement.

As many of our Team Members are also stockholders,

the following important information related to the merger is included for your review.

Important Information for Investors and Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. In connection with the proposed merger between Dollar Tree and Family Dollar, on August 11, 2014, Dollar Tree filed with the Securities and Exchange Commission (SEC) a registration statement on Form S-4 that included a preliminary proxy statement of Family Dollar that also constitutes a prospectus of Dollar Tree. The registration statement has not yet become effective. After the registration statement has been declared effective by the SEC, the definitive proxy statement/prospectus will be delivered to stockholders of Family Dollar. INVESTORS AND SECURITY HOLDERS OF FAMILY DOLLAR ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE MERGER THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain free copies of the registration statement and the definitive proxy statement/prospectus (when available) and other documents filed with the SEC by Dollar Tree and Family Dollar through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Dollar Tree will be available free of charge on Dollar Tree’s internet website at www.DollarTree.com under the heading “Investor Relations” and then under the heading “Download Library” or by contacting Dollar Tree’s Investor Relations Department at 757-321-5284. Copies of the documents filed with the SEC by Family Dollar will be available free of charge on Family Dollar’s internet website at www.FamilyDollar.com under the heading “Investor Relations” and then under the heading “SEC Filings” or by contacting Family Dollar’s Investor Relations Department at 704-708-2858.

Participants in the Solicitation For the Proposed Dollar Tree / Family Dollar Merger

Dollar Tree, Family Dollar, and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of Family Dollar common stock in respect of the proposed merger between Dollar Tree and Family Dollar. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies in favor of the proposed merger are set forth in the proxy statement/prospectus filed with the SEC. You can also find information about Dollar Tree’s and Family Dollar’s directors and executive officers in their respective definitive proxy statements filed with the SEC on May 12, 2014 and December 6, 2013, respectively. You can obtain free copies of these documents from Dollar Tree or Family Dollar using the contact information above.

Forward Looking Statements

Certain statements contained herein are “forward-looking statements” that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and information about our current and future prospects and our operations and financial results are based on currently available information. Various risks, uncertainties and other factors could cause actual future results and financial performance to vary significantly from those anticipated in such statements. The forward looking statements contained herein include assumptions about our operations, such as cost controls and market conditions, and certain plans, activities or events which we expect will or may occur in the future and relate to, among other things, the business combination transaction involving Dollar Tree and Family Dollar, the unsolicited tender offer and proposals from Dollar General and any other alternative business combination transactions, the financing of the proposed transactions, the benefits, results, effects, timing and certainty of the proposed transactions, future financial and operating results, expectations concerning the antitrust review process for the proposed transactions and the combined company’s plans, objectives, expectations (financial or otherwise) and intentions.

Risks and uncertainties related to the proposed mergers include, among others: the risk that Family Dollar’s stockholders do not approve either merger; the risk that the merger agreement is terminated as a result of a competing proposal; the risk that regulatory approvals required for either merger are not obtained on the proposed terms and schedule or are obtained subject to conditions that are not anticipated; the risk that the other conditions to the closing of either merger are not satisfied; the risk that the financing required to fund either transaction is not obtained; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of either merger; uncertainties as to the timing of either merger; competitive responses to either proposed merger; response by activist stockholders to either merger; costs and difficulties related to the integration of Family Dollar’s business and operations with Dollar Tree’s or other potential business combination counterparties’ business and operations; the inability to obtain, or delays in obtaining, the cost savings and synergies contemplated by either merger; uncertainty of the expected financial performance of the combined company following completion of either proposed transaction; the calculations of, and factors that may impact the calculations of, the acquisition price in connection with either proposed transaction and the allocation of such acquisition price to the net assets acquired in accordance with applicable accounting rules and methodologies; unexpected costs, charges or expenses resulting from either merger; litigation relating to either merger; the outcome of pending or potential litigation or governmental investigations; the inability to retain key personnel; and any changes in general economic and/or industry specific conditions. Consequently, all of the forward-looking statements made by Family Dollar, in this and in other documents or statements are qualified by factors, risks and uncertainties, including, but not limited to, those set forth under the headings titled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in Family Dollar’s Annual Report on Form 10-K for the fiscal year ended August 31, 2013, Family Dollar’s Quarterly Report on Form 10-Q for the quarter ended May 31, 2014, and other reports filed by Family Dollar with the SEC, which are available at the SEC’s website http://www.sec.gov.

Please read our “Risk Factors” and other cautionary statements contained in these filings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Family Dollar undertakes no obligation to update or revise any forward-looking statements, even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law. As a result of these risks and others, actual results could vary significantly from those anticipated herein, and our financial condition and results of operations could be materially adversely affected.